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Exhibit 10.2

INVESTORS RIGHTS AGREEMENT

        INVESTORS RIGHTS AGREEMENT (this "Agreement"), dated as of April 5, 2010, by and among Resaca Exploitation, Inc., a Texas corporation, with headquarters located at 1331 Lamar, Suite 1450, Houston, Texas 77010 (the "Company"), Cano Petroleum, Inc., a Delaware corporation, with headquarters located at 801 Cherry Street, Suite 3200, Fort Worth, Texas 76102 ("Cano"), and the undersigned holders of the Company's Series A Preferred Stock (each, a "Series A Holder", and collectively, the "Series A Holders"). The Company, Cano and the Series A Holders are each a "party" and together are "parties" to this Agreement.

  WHEREAS:

        A.    The Company has authorized a new series of convertible preferred stock designated as "Series A Convertible Preferred Stock" (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Series A Preferred Shares"), the terms of which are set forth in the certificate of designations for such series of preferred shares in the form attached hereto as Exhibit A (the "Certificate of Designations"), which Series A Preferred Shares shall be convertible into the Company's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations (as converted, the "Conversion Shares").

        B.    In connection with that certain Agreement and Plan of Merger by and among the Company, Resaca Acquisition Sub, Inc., a Delaware corporation (the "Merger Sub"), and Cano, dated September 29, 2009 (the "Merger Agreement"), the Company has agreed, upon the consummation of the merger of Merger Sub with and into Cano (the "Merger"), to exchange and to issue one (1) validly issued, fully paid and nonassessable Series A Preferred Share for each share of Series D Convertible Preferred Stock of Cano ("Cano Series D Preferred Shares").

        C.    In connection with the sale and issuance of the Cano Series D Preferred Shares, Cano and the purchasers of Cano Series D Preferred Shares at such time entered into that certain Securities Purchase Agreement, dated August 25, 2006 (the "Securities Purchase Agreement") and that certain Registration Rights Agreement, dated August 25, 2006, with Cano (the "Registration Rights Agreement"), both of which provided certain rights to the holders of Cano Series D Preferred Shares.

        D.    Since all Cano Series D Preferred Shares are exchanged for Series A Preferred Shares as part of the Merger, the Company, Cano and the Series A Holders desire to amend and restate the Securities Purchase Agreement and the Registration Rights Agreement in their entirety with this Agreement and provide the Series A Holders with certain rights, including registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Series A Holders hereby agree as follows:

1.     Definitions.

        Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

        a.     "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

        b.     "Closing Date" shall have the meaning set forth in the Merger Agreement.

        c.     "Effective Date" means the date that the Registration Statement has been declared effective by the SEC.

        d.     "Effectiveness Deadline" means the date which is (i) in the event that the Registration Statement is not subject to any review by the SEC, ninety (90) days after the Closing Date or (ii) in the event that the Registration Statement is subject to any review by the SEC, one hundred twenty (120) days after the Closing Date.

        e.     "Eligible Market" means the NYSE, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the London Stock Exchange or the AIM market of the London Stock Exchange.

        f.      "Excluded Securities" shall have the meaning set forth in the Certificate of Designations.

        g.     "Filing Deadline" means the date that is forty five (45) days after the Closing Date.

        h.     "Investor" means a Series A Holder or any transferee or assignee thereof to whom a Series A Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

        i.      "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations hereunder.

        j.      "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

        k.     "Principal Market" means the NYSE Amex.

        l.      "Purchase Price" means the sum of (i) $1,000.00 multiplied by (ii) the number of Series A Holder's Series A Preferred Shares for which Conversion Shares are included in a Registration Statement referenced in the first sentence of Section 2(f).

        m.    "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

        n.     "Registrable Securities" means (i) Conversion Shares issued or issuable upon conversion of the Series A Preferred Shares, and (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Series A Preferred Shares.

        o.     "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

        p.     "Required Holders" means the holders of at least a majority of the Registrable Securities.

        q.     "Required Registration Amount" means 130% of the maximum number of Conversion Shares issued and issuable pursuant to the Certificate of Designations, as of the trading day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Series A Preferred Shares).

        r.     "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

        s.     "SEC" means the United States Securities and Exchange Commission.

        t.      "Securities" means the Series A Preferred Shares held by the Series A Holders and the Conversion Shares.

2.     Registration.

        a.    Mandatory Registration.    The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-1 covering the resale of all of the Registrable Securities. The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount determined as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Shareholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit B. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am on the second Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

        b.    Allocation of Registrable Securities.    The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person who ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

        c.    Legal Counsel.    Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which legal counsel shall be designated in writing to the Company by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

        d.    Ineligibility for Form S-3.    In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

        e.    Sufficient Number of Shares Registered.    In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Series A Preferred Shares and such calculation shall assume that the Series A Preferred Shares are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations).

        f.    Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.    If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a "Filing Failure") or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an "Effectiveness Failure") or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain a listing of the Common Stock) (a "Maintenance Failure") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock and not as a penalty (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such Investor's Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on every thirtieth day after the day of a Filing Failure and thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on every thirtieth day after the day of an Effectiveness Failure and thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on every thirtieth day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything herein to the contrary in no event shall the aggregate amount of Registration Delay Payments (other than Registration Delay Payments payable pursuant to events that are within the control of the Company) exceed, in the aggregate, 10% of the aggregate Purchase Price.

3.     Related Obligations.

        At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the

Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

        a.     The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(b) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term "reasonable best efforts" shall mean, among other things, that the Company shall submit to the SEC, within three (3) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought and shall not be unreasonably withheld or delayed), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

        b.     The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within one (1) Business Day after the day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

        c.     The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

        d.     The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

        e.     The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

        f.      The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

        g.     The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

        h.     If any Investor is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

        i.      Upon the written request of any Investor in connection with such Investor's due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees, counsel and the Company's independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

        j.      The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

        k.     The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on The NASDAQ Global Market or The NASDAQ Global Select Market, or (iii) if, despite the Company's best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), to secure the inclusion for quotation on The NASDAQ Capital Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

        l.      The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

        m.    If requested by an Investor, the Company shall as soon as practicable but in no event later than five (5) days after the receipt of notice from such Investor, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

        n.     The Company shall use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

        o.     The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

        p.     The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

        q.     Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit C.

        r.     Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twelve (12) consecutive days and during any three hundred sixty-five (365) day period such Grace Periods shall not exceed an aggregate of twenty-five (25) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such delivery requirement exists), prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

4.     Obligations of the Investors.

        a.     At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

        b.     Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

        c.     Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

        d.     Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.     Expenses of Registration.

        All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $15,000.

6.     Indemnification.

        In the event any Registrable Securities are included in a Registration Statement under this Agreement:

        a.     To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, other than consequential, indirect or incidental damages (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

        b.     In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

        c.     Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party or the Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

        d.     The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

        e.     The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.     Contribution.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.     Reports Under the 1934 Act.

        With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

        a.     make and keep adequate current public information with respect to the Company available, as required by Rule 144;

        b.     file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 10(a)) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

        c.     furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.     Assignment of Investor's Rights.

        The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with other applicable requirements set forth herein.

10.   Additional Covenants.

        a.    Reporting Status.    Until the date on which the Series A Holders shall have sold all the Conversion Shares and none of the Series A Preferred Shares are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Conversion Shares, the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Series A Holders on Form S-3 and at all times the Company shall conduct its business in accordance with applicable law.

        b.    Financial Information.    The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, shareholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

        c.    Listing.    The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance). The Company shall maintain the Common Stock's authorization for quotation on the Principal Market or any Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 10(c).

        d.    Pledge of Securities.    The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

        e.    Disclosure of Transactions and Other Material Information.    On or before 8:30 a.m., New York City time, on the third Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Agreement in the form required by the 1934 Act and attaching the Agreement (including, without limitation, all schedules to this Agreement) as an exhibit to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor or as may be required under the terms of this Agreement. If an Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries directly from the Company, any of its Subsidiaries, any of their affiliates, officers, directors or any other Person acting on their behalf, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Certificate of Designations) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

        f.    Additional Registration Statements.    Except for registration statements filed in connection with the Merger or the Offering (as defined below), until the Effective Date, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities.

        g.    Corporate Existence.    So long as any Series A Holder beneficially owns any Series A Preferred Shares, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations.

        h.    Reservation of Shares.    The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares (assuming for purposes hereof, that the Series A Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in the Certificate of Designations).

        i.    Conduct of Business.    The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

        j.    Additional Issuances of Securities.

          (i)    For purposes of this Section 10(j), the following definitions shall apply.

            (1)   "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

            (2)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

            (3)   "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

          (ii)   Until no Series A Preferred Shares remain outstanding, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") unless the Company shall have first complied with this Section 10(j)(ii).

            (1)   The Company shall deliver to each Series A Holder a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Series A Holders 30% of the Offered Securities allocated among such Series A Holders (a) based on such Series A Holder's pro rata portion of the aggregate number of Series A Preferred Shares held as of the date of such Offer Notice (the "Basic Amount"), and (b) with respect to each Series A Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Series A Holders as such Series A Holder shall indicate it will purchase or acquire should the other Series A Holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Series A Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

            (2)   To accept an Offer, in whole or in part, such Series A Holder must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Series A Holder's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such

    Series A Holder's Basic Amount that such Series A Holder elects to purchase and, if such Series A Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Series A Holder elects to purchase (in either case, the "Notice of Acceptance"). If such Series A Holder does not deliver the Notice of Acceptance prior to the end of the Offer Period, then such Series A Holder shall be deemed to have waived such Series A Holder's rights to purchase any Offered Securities in the Subsequent Placement which is the subject of the Offer Notice. If the Basic Amounts subscribed for by all Series A Holders are less than the total of all of the Basic Amounts, then each Series A Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Series A Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Series A Holder bears to the total Basic Amounts of all Series A Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Series A Holders a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Series A Holder's receipt of such new Offer Notice.

            (3)   The Company shall have one hundred twenty (120) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Series A Holders (the "Refused Securities") pursuant to a definitive agreement(s) (the "Subsequent Placement Agreement"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

            (4)   In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10(j)(ii)(3) above), then each Series A Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Series A Holder elected to purchase pursuant to Section 10(j)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Series A Holders pursuant to Section 10(j)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Series A Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Series A Holders in accordance with Section 10(j)(ii)(1) above.

            (5)   Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Series A Holders shall acquire from the Company, and the Company shall issue to the Series A Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 10(j)(ii)(3) above if the Series A Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Series A Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Series A Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Series A Holders and their respective counsel.

            (6)   Any Offered Securities not acquired by the Series A Holders or other persons in accordance with Section 10(j)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Series A Holders under the procedures specified in this Agreement.

            (7)   Except with respect to the Offering, the Company and the Series A Holders agree that if any Series A Holder elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Series A Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Series A Holder prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in this Agreement.

            (8)   Notwithstanding anything to the contrary in this Section 10(j) and unless otherwise agreed to by the Series A Holders, the Company shall either confirm in writing to the Series A Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Series A Holders will not be in possession of material non-public information, by the one hundred twentieth (120th) day following expiration of the Offer Period. If by the one hundred twentieth (120th) day following expiration of the Offer Period no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Series A Holders, such transaction shall be deemed to have been abandoned and the Series A Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Series A Holder with another Offer Notice and each Series A Holder will again have the right of participation set forth in this Section 10(j)(ii).

            (9)   Notwithstanding anything to the contrary in this Section 10(j), the restrictions contained in subsections (ii) of this Section 10(j) shall not apply in connection with the issuance of any Excluded Securities or the offering of shares of Common Stock pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-164551), including all amendments thereto, as filed with the SEC (the "Offering"), regardless of whether the Offering occurs before, simultaneous with or after the Merger.

            (10) In the event the Company has made a good faith determination that any matters relating to an Offer Notice required to be provided to any Series A Holder pursuant to this Section 10(j) constitute material non-public information, prior to providing such Offer Notice, the Company shall promptly inquire (either orally or in writing) to each Series A Holder whether such Series A Holder wants to receive any material non-public information (the "Material Event Notice"). To receive delivery of such Offer Notice and participate in a

    Subsequent Placement which is the subject of such Offer Notice, each Series A Holder must deliver notice (either orally or in writing) to the Company prior to the end of the first (1st) Business Day after such Series A Holder's receipt of the Material Event Notice (the "Material Event Disclosure Period") authorizing the delivery of material non-public information to such Series A Holder (the "Material Event Notice Acceptance"). If a Material Event Notice Acceptance is not received by the Company within the Material Event Disclosure Period, then such Series A Holder shall be deemed to have waived such Series A Holder's rights to receive such Offer Notice which is the subject of the Material Event Notice and purchase any Offered Securities in the Subsequent Placement which is the subject of such Offer Notice and the Company shall be relieved of any obligation imposed by this Section 10(j) to deliver such Offer Notice and sell any such Offered Securities to such Series A Holder.

        k.    Withholding Taxes.    On each Dividend Date (as defined in the Certificate of Designations), if the Company does not have current or accumulated "earnings and profits" within the meaning of Sections 301 and 312 of the Internal Revenue Code of 1986, as amended, through such Dividend Date, the Company shall not withhold any amount of the applicable Dividend (as defined in the Certificate of Designations) in respect of U.S. federal income tax. On or prior to any such Dividend Date, the Company shall deliver a transmittal letter to the Series A Holder or the Series A Holder's prime broker indicating whether the Company believes it must withhold any amount of such Dividend, whether the Company has any "earnings or profits" and the calculations, in reasonable detail, supporting such calculations.

        l.      [Intentionally omitted]

        m.    Trading in Common Stock.    For so long as such Series A Holder owns any Securities, such Series A Holder shall not maintain a Net Short Position. For purposes of this Section, a "Net Short Position" by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a short sale and that is executed at a time when such Series A Holder has no equivalent offsetting long position in the Common Stock or contract for the foregoing. For purposes of determining whether a Series A Holder has an equivalent offsetting long position in the Common Stock, all Common Stock (i) that is owned by such Series A Holder, (ii) that may be issued pursuant to the terms of the Certificate of Designations to the Series A Holder or (iii) that would be issuable upon conversion or exercise in full of all securities of the Series A Holder (including the Securities) then held by such Series A Holder (assuming that such securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time) shall be deemed to be held long by such Series A Holder. Without limiting the foregoing, the Series A Holders may engage in hedging activities at various times during the period following the public announcement of the execution of this Agreement as provided in Section 10(e), and during the period that any Securities are outstanding.

        n.    Transfer or Resale.    Each Series A Holder understands that except as provided in this Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Series A Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Series A Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Series A Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 10(n).

        o.    Legends.    Each Series A Holder understands that the certificates or other instruments representing the Series A Preferred Shares and the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "1933 ACT"), OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series A Preferred Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Series A Preferred Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Series A Preferred Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Series A Preferred Shares can be sold, assigned or transferred pursuant to Rule 144(b).

11.   Register; Transfer Agent Instructions.

        a.    Register.    The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Series A Preferred Shares and the Conversion Shares in which the Company shall record the name and address of the Person in whose name the Series A Preferred Shares and the Conversion Shares have been issued (including the name and address of each transferee), the number of Series A Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Series A Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Series A Holder or its legal representatives.

        b.    Transfer Agent Instructions.    The Company shall issue irrevocable instructions to its transfer agent (the "Transfer Agent"), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Transfer Agent, registered in the name of each Series A Holder or its respective nominee(s), for the Series A Preferred Shares issued at the Closing and for the Conversion Shares in such amounts as specified from time to time by each Series A Holder to the Company upon conversion of the Series A Preferred Shares in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 11(b), and stop transfer instructions to give effect to Section 10(o) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement. If a Series A Holder effects a sale, assignment or transfer of the Securities in accordance with Section 10(n), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at the Transfer Agent in such name and in such denominations as specified by such Series A Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement with prospectus delivery (unless an exemption from the prospectus delivery requirements is available), or pursuant to Rule 144, the transfer agent shall issue such Securities to the Series A Holder, assignee or transferee, as the case may be, without any restrictive legend.

        c.    Breach.    The Company acknowledges that a breach by it of its obligations under this Section 11 will cause irreparable harm to a Series A Holder and that the remedy at law for a breach of its obligations under this Section 11 will be inadequate. In addition, the Company agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 11, that a Series A Holder shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        d.    Additional Relief.    If the Company shall fail for any reason or for no reason to issue to such holder unlegended certificates within three (3) Business Days of receipt of documents necessary for the removal of legend set forth above (the "Deadline Date"), then, in addition to all other remedies available to the holder, if on or after the Trading Day (as defined in the Certificate of Designations) immediately following such three (3) Business Day period, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares of Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Deadline Date. "Closing Bid Price" means, for any security as of any date, the last closing price for such security on the Principal Market, as reported by Bloomberg (as defined in the Certificate of Designations), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii) of the Certificate of Designations. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

        12.    Amendment and Restatement of Securities Purchase Agreement and Registration Rights Agreement.    The Company, Cano and the Series A Holders agree that the Securities Purchase Agreement and the Registration Rights Agreement are hereby amended and restated in their entirety by this Agreement and upon execution of this Agreement (i) the Securities Purchase Agreement and the Registration Rights Agreement shall be of no further force and effect, and (ii) all rights and obligations of Cano and the Series A Holders under the Securities Purchase Agreement and the Registration Rights Agreement shall be superseded by this Agreement; provided, however, that the Series A Holders shall retain any rights and remedies that they have under the terms of the Securities Purchase Agreement or the Registration Rights Agreement, as applicable, as a direct result of any breach of the terms of the Securities Purchase Agreement or the Registration Rights Agreement by Cano occurring prior to the Closing Date, including rights to indemnification thereunder.

13.   Miscellaneous.

        a.     A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

        b.     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

    If to the Company or Cano:

    Resaca Exploitation, Inc.
    1331 Lamar
    Suite 1450
    Houston, Texas 77010
    Telephone: (713) 650-1246
    Facsimile: (713 655-1711
    Attention: General Counsel

    With a copy to:

    Haynes and Boone, LLP
    1221 McKinney
    Suite 2100
    Houston, Texas 77010
    Telephone: (713) 547-2000
    Facsimile: (713) 547-2600
    Attention: Bryce D. Linsenmayer, Esq.

        If to a Series A Holder or Investor, to its address and facsimile number set forth on the Exhibit E attached hereto, with copies to such Series A Holder's or Investor's representatives as set forth on the Exhibit E, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party pursuant to this Section. If to the Legal Counsel, to its address and facsimile number as specified by written notice given to the Company by the Required Holders upon designation of the Legal Counsel. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        c.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        d.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        e.     This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        f.      Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

        g.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        h.     This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        i.      Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        j.      All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

        k.     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

        l.      This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

        m.    Notwithstanding anything to the contrary contained herein, no Series A Holder or holder of Registrable Securities shall be entitled to consequential, indirect or incidental damages hereunder. However, the foregoing shall not in any way limit a Series A Holder or holder of Registrable Securities from being reimbursed for its costs, fees or expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with any of its rights and remedies hereunder.

        n.     The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

        o.     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 13(o) shall be binding upon each Investor and holder of Registrable Securities, Cano and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

        p.     The parties agree that this Agreement shall automatically be effective on the Closing Date and not before such date. The parties agree that they shall have no rights or obligations under this Agreement until the Closing Date. If the Merger does not occur, this Agreement shall immediately and automatically be null and void and of no force and effect.

[Signature page follows]

        IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
RESACA EXPLOITATION, INC.
By:	/s/ JOHN J. LENDRUM, III John J. Lendrum, III Chief Executive Officer
CANO:
CANO PETROLEUM INC.
By:	/s/ PHILLIP B. FEINER Phillip B. Feiner Vice President and General Counsel

        IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:
D.E. SHAW LAMINAR PORTFOLIOS, L.L.C.
By:	/s/ W. TODD HUSKINSON Name: W. Todd Huskinson Title: Authorized Signatory

        IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:
KELLOGG CAPITAL MARKETS LLC
By:	/s/ NICHOLAS CAPPELLERI Name: Nicholas Cappelleri Title: Director—Finance and Operations

        IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:
Radcliffe SPC, LTD. for and on behalf of the Class A Segregated Portfolio
By:	Radcliffe Capital Management, L.P.
By:	RGC Management Company, LLC
By:	/s/ CHRIS HINKEL Name: Chris Hinkel Title: Managing Director

        IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS: Investcorp Interlachen Multi-Strategy Master Fund Limited By: Interlachen Capital Group LP, Authorized Signatory
By:	/s/ GREGG T. COLBURN
Name: Gregg T. Colburn
Title: Authorized Signatory

        IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS: O'Connor Global Multi-Strategy Alpha Master Limited
By:	/s/ JEFF PUTMAN
Name: Jeff Putman
Title: Executive Director

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
RESACA EXPLOITATION, INC.

 CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
RESACA EXPLOITATION, INC.

        Resaca Exploitation, Inc. (the "Company"), a corporation organized and existing under the Texas Business Organization Code (the "TBOC"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Formation, of the Company, and pursuant to the TBOC, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, without par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Forty Nine Thousand One Hundred Sixteen (49,116) shares of Series A Convertible Preferred Stock of the Company, as follows:

        RESOLVED, that the Company is authorized to issue 49,116 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), without par value per share, which shall have the following powers, designations, preferences and other special rights:

        (1)    Dividends.    The holders of the Preferred Shares (each, a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") payable in cash on the Stated Value (as defined below) of such Preferred Share at the Dividend Rate (as defined below), which shall be cumulative. Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. To the extent permitted by law, Dividends shall be payable (a) in arrears on the last day of each Calendar Quarter (each, an "Dividend Date") with the first Dividend Date being June 30, 2010, (b) on each Conversion Date thereafter by inclusion in the applicable Conversion Amount (as defined below) and (c) on the Maturity Date (as defined below) (each, a "Dividend Date"). If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date. On each Dividend Date, if the Company does not have current or accumulated "earnings and profits" within the meaning of Sections 301 and 312 of the Internal Revenue Code of 1986, as amended, through such Dividend Date, the Company shall not withhold any amount of the applicable Dividend in respect of U.S. federal income tax. Notwithstanding the foregoing, in the case of any Electing Holder the Company shall not pay any Dividends in cash on the Dividend Date but instead such Dividends shall be included in the calculation of such Holder's Conversion Amount for purposes of any conversion or redemption hereunder.

        (2)    Conversion of Preferred Shares.    Preferred Shares shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

          (a)    Certain Defined Terms.    For purposes of this Certificate of Designations, the following terms shall have the following meanings:

              (i)  "Additional Amount" means, on a per Preferred Share basis, the product of (x) the result of the following formula: (Dividend Rate)(N/360) and (y) the Stated Value.

             (ii)  "Adjusted Price" means, for any Dilutive Issuance, the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient of (1) the sum of (x) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (y) the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of (x) the Applicable Price multiplied by (y) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

            (iii)  "Allocation Percentage" means a fraction, the numerator of which is the number of Preferred Shares issued to a Holder on the Initial Issuance Date and the denominator of which is the aggregate amount of all the Preferred Shares issued on the Initial Issuance Date.

            (iv)  "AMEX" means the NYSE Amex.

             (v)  "Approved Stock Plan" means any employee benefit plan currently existing or hereinafter created which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

            (vi)  "Asset Sale" means, in one transaction or a series of related transactions, (i) the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practice, or (ii) the sale of Equity Interests in any of the Company's Subsidiaries, which sale, lease conveyance or other disposition of assets or rights or sale of Equity Interests generates proceeds to the Company equal to or greater than $15,000,000; provided, however, that neither (A) a sale, lease, conveyance or other disposition of the Rich Valley Properties nor (B) any sale, lease, conveyance or other disposition of the Barnett Shale Properties made solely for the purpose of contributing such Barnett Shale Properties to a joint venture entity in which the Company, or one of its wholly-owned Subsidiaries, owns any Equity Interests thereof, shall be considered an Asset Sale for purposes of this Certificate of Designations.

           (vii)  "Available Asset Sale Proceeds" means, for any Asset Sales, the difference between (i) the cash proceeds generated in such Asset Sale and (ii) the outstanding principal amount (including any interest thereon) of the Senior Debt; provided, however, that in the event of any Asset Sale relating to Barnett Shale Properties the Available Asset Sale

    Proceeds shall be equal to the difference between (A) the cash proceeds generated in such Asset Sale and (B) $15,000,000.

          (viii)  "Barnett Shale Properties" means the stratigraphic equivalent of that certain interval described as 100' above and 100' below the interval seen between 3,450' and 3,650' on the Welex Spectral Density—Dual Spaced Neutron Log dated July 29, 1986 for the Hogtown Moore Unit #13-2 Well located in the George E. Moore Survey, Eastland County, Texas, as such stratigraphic equivalent underlies, comprises a portion of or is attributable to (i) the Desdemona Field Unit (being that certain unit covering 7,273 acres, more or less, situated in Eastland, Erath and Comanche Counties, Texas, as more particularly described in that certain Unit Agreement dated July 1, 1986, recorded in Volume 1089, pages 1-72 of the Deed Records of Eastland County, Texas, in Volume 51, pages 202-272 of the Oil & Gas Records of Erath County, Texas and in Volume 616, pages 43-115 of the Deed Records of Comanche County, Texas), as such may have been amended, modified or altered, and/or (ii) the Hogtown-Moore Unit (being that certain unit covering 2,675.5 acres, more or less, situated in Eastland and Erath Counties, Texas, as more particularly described in that certain Unit Agreement October 1, 1985 recorded in Volume 1000, page 226, et seq. of the Deed Records of Eastland County, Texas and in Volume 47, page 237, et seq. of the Oil & Gas Records of Erath County, Texas), as such may have been amended, modified or altered.

            (ix)  "Bloomberg" means Bloomberg Financial Markets.

             (x)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (xi)  "Calendar Quarter" means each of the following periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

           (xii)  "Cano" means Cano Petroleum, Inc., a Delaware corporation.

          (xiii)  "Capital Stock" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          (xiv)  "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

           (xv)  "Change of Control Redemption Premium" means 110%.

          (xvi)  "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

         (xvii)  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares. Any shares of Common Stock issued as part of the Merger Consideration (as defined in the Merger Agreement), including Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) as a result of Options issued in connection with the Merger shall all be considered "Common Stock Deemed Outstanding" regardless of whether the Merger occurs before, simultaneous with or after the Offering or the Subsequent Offering (if any).

        (xviii)  "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (xix)  "Conversion Amount" means the sum of (1) the Additional Amount and (2) the Stated Value.

           (xx)  "Conversion Price" means [$0.9926] [to be adjusted to account for reverse stock split approved by Resaca shareholders], subject to adjustment as provided herein.

          (xxi)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

         (xxii)  "Default Conversion Price" means as of any date of determination, the product of (A) 90% and (B) the lower of (1) the Conversion Price and (2) [$0.7941] [to be adjusted to account for reverse stock split approved by Resaca shareholders] subject to adjustment as provided herein.

        (xxiii)  "Dividend Rate" means (i) 7.875% per annum and (ii) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, fifteen percent (15%) per annum.

        (xxiv)  "Electing Holder" means any Holder of Preferred Shares that has irrevocably elected to "PIK" Dividends on each Dividend Date rather than receive cash on each such date. The election to receive "PIK" Dividends shall be binding any subsequent assignee or transferee of such Holder's Preferred Shares.

          (xxv)  "Eligible Market" means the NYSE, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

        (xxvi)  "Equity Conditions" means: (i) on each day during the period beginning six (6) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), either (x) the Registration Statement (as defined in the Investors Rights Agreement) filed pursuant to the Investors Rights Agreement shall be effective and available for the resale of all of the Registrable Securities in accordance with the terms of the Investors Rights Agreement and there shall not have been any Grace Periods or (y) all shares of Common Stock issuable upon conversion of the Preferred Shares shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on a Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than three (3) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall proceedings for such delisting or suspension by such exchange or market have been commenced, threatened or pending either (A) in writing by such exchange or market, which has not been satisfied in favor of the Company or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon conversion of the Preferred Shares to the Holders on a timely basis as set forth in Section 2(d)(ii) hereof, respectively; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 7 hereof or the rules or regulations of the applicable Principal Market;; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (vi) the Company shall have no knowledge of any fact that would cause (viii) the Registration Statements required pursuant to the Investors Rights Agreement not to be effective and available for the resale of at least all of the Registrable Securities in accordance with the terms of the Investors Rights Agreement or (y) any shares of Common Stock issuable upon conversion of the Preferred Shares not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of the Investors Rights Agreement.

       (xxvii)  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock.

      (xxviii)  "Excluded Securities" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(f) hereof by the Company: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Preferred Shares; (iii) in connection with the Merger or the Reverse Split; (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (v) in connection with any strategic acquisition or transaction whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (vi) upon conversion, exercise or exchange of any Options or Convertible Securities or vesting of any Restricted Shares, any of which are outstanding on the day immediately preceding the Subscription Date; provided that such issuance of Common Stock upon conversion, exercise or exchange of such Options or Convertible Securities or vesting of such Restricted Shares is made pursuant to the terms of such Options, Convertible Securities or Restricted Shares in effect on the date immediately preceding the Subscription Date and such Options, Convertible Securities or Restricted Shares are not amended, modified or changed on or after the Subscription Date; and (vii) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(f)(ii); provided, however, that any Common Stock issued in the Offering or the Subsequent Offering shall not be deemed to be an "Excluded Security."

         (xxix)  "Fundamental Transaction" means that the Company shall (or in the case of clause (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)), directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of

    Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; provided, however, that the Merger, the Offering, the Subsequent Offering (if any) and the Reverse Split, regardless of when the Merger, the Offering or the Subsequent Offering (if any) occurs, shall not be considered a Fundamental Transaction.

          (xxx)  "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

         (xxxi)  "Initial Issuance Date" means the "Closing Date" as defined under the Merger Agreement.

       (xxxii)  "Investors Rights Agreement" means that certain Investors Rights Agreement, dated April 5, 2010, by and among the Company, Cano and the holders of Preferred Shares signatory thereto, as such agreement may be amended from time to time as provided in such agreement.

      (xxxiii)  "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

       (xxxiv)  "Market Price" means, [$0.7941] [to be adjusted to account for reverse stock split approved by Resaca shareholders], as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

        (xxxv)  "Maturity Date" means, with respect to a Preferred Share, October 6, 2012, unless extended pursuant to Section 2(d)(vii)(B).

       (xxxvi)  "Merger" means the merger of Resaca Acquisition Sub, Inc. with and into Cano pursuant to the terms and conditions of the Merger Agreement and the transactions contemplated under the Merger Agreement.

      (xxxvii)  "Merger Agreement" means that certain Agreement and Plan of Merger dated September 29, 2009, by and among Resaca Exploitation, Inc., Resaca Acquisition Sub, Inc. and Cano, as amended.

     (xxxviii)  "N" means (i) for any Non-Electing Holder, the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid by the Company on the applicable Preferred Share, or the Initial Issuance Date if no Dividend Date has occurred, and (ii) for any Electing Holder, the number of days from, but excluding, the last Conversion Date or Redemption Date with respect to which dividends have been paid by the Company on the applicable Preferred Share, or the Initial Issuance Date if no such Conversion Date or Redemption Date has occurred, in each case, through and including the Conversion Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

       (xxxix)  "Non-Electing Holder" means any Holder of Preferred Shares that has irrevocably elected to receive Dividends paid in cash on each Dividend Date. The election to receive cash Dividends shall be binding on any subsequent assignee or transferee of such Holder's Preferred Shares.

            (xl)  "NYSE" means The New York Stock Exchange, Inc.

          (xli) "Offering" means the offering of shares of Common Stock pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-164551), including all amendments thereto, as filed with the SEC.

          (xlii) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (xliii) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (xliv) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (xlv) "Principal Market" means NYSE Amex, or if the Common Stock is not traded on the Principal Market, an Eligible Market.

          (xlvi) "Redemption Date" means any Triggering Event Redemption Date, any Asset Sale Redemption Date and any Change of Control Redemption Date.

          (xlvii) "Required Holders" means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

          (xlviii) "Restricted Shares" means shares of restricted Common Stock.

          (xlix) "Reverse Split" means the reverse split of the outstanding shares of Common Stock by a ratio of one for five immediately prior to the Merger.

              (l)  "Rich Valley Properties" means those certain oil, gas and mineral leases, overriding royalty interests, mineral interests, agreements, all production attributable thereto, and all wells, equipment, pipelines, gathering lines, facilities and appurtenances, any of which of the foregoing are attributable to, used, obtained or intended for use in connection with the properties described as follows:

              (A)  Sections 16, 21, 22, 23, 26, 27, 28, 29, 34, and 35, Township 26 North, Range 5 West, Grant County, Oklahoma;

              (B)  Section 25, Township 26 North, Range 6 West, Grant County, Oklahoma;

              (C)  Sections 8, 16, 19, 20, 21, 28, and 29, Township 25 North, Range 5 West, Grant County, Oklahoma;

              (D)  Section 22, Township 23 North, Range 6 West, Garfield County, Oklahoma;

              (E)  Sections 11 and 15, Township 20 North, Range 8 West, Garfield County, Oklahoma; and

              (F)  Section 24, Township 20 North, Range 2 West, Noble County, Oklahoma.

          (li) "SEC" means the Securities and Exchange Commission.

          (lii) "Senior Debt" means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any out-of-pocket costs, enforcement expenses (including out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) whether now or hereafter outstanding and payable by Company and/or its Subsidiaries under or in connection with the Second Amended and Restated Credit Agreement, dated                        , 2010, by and among the Company, the lenders party thereto from time to time (the "Lenders"), and Union Bank, N.A. (f/k/a Union Bank of California, N.A.), as administrative agent for such Lenders and as issuing lender for such Lenders, as the same may be further amended, supplemented, restated, refinanced, or otherwise modified from time to time.

          (liii) "Stated Value" means $1,000.

          (liv) "Subscription Date" means the "Closing Date" as defined under the Merger Agreement.

          (lv) "Subsidiaries" shall mean and refer to any entity of which the Company holds 51% or more of the capital securities .

          (lvi) "Subsequent Offering" means if the Offering is not completed, then an offering of shares of Common Stock completed for the sole purpose of facilitating and consummating the Merger and related transactions.

          (lvii) "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

          (lviii) "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

          (lix) "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations.

          (lx) "Trading Day" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

          (lxi) "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          (lxii) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

          (b)    Holder's Conversion Right.    Subject to the provisions of Section 7 and Section 10, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share then remaining, into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below).

          (c)    Conversion.    The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

  No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

          (d)    Mechanics of Conversion.    The conversion of Preferred Shares shall be conducted in the following manner:

            (i)    Holder's Delivery Requirements.    To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 13) (the "Preferred Stock Certificates").

            (ii)    Company's Response.    Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share

    Delivery Date"), (A) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            (iii)    Dispute Resolution.    In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within two (2) Business Days submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

            (iv)    Record Holder.    The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            (v)    Company's Failure to Timely Convert.

              (A)    Cash Damages.    If (x) (I) within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice or (II) on any Company Delivery Date, the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's conversion, as applicable, of Preferred Shares or (y) within three (3) Trading Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(d)(ii), then due to the uncertainty and difficulty of estimating a Holder's damages for such delay and as a reasonable estimate of such Holder's actual loss due to the delay and not as a penalty, the Company shall pay additional damages to such Holder for each day after the Share Delivery Date or the Company Delivery Date, as applicable, that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such Preferred Stock Certificate is not delivered in an amount equal to one and one half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date or Company Delivery Date, as applicable, and to which such Holder is entitled as set forth in the applicable Conversion Notice or in any Company Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the Holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date or Company Delivery Date, as applicable, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 2(d)(v)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice or in effect on the Company Delivery Date. In addition to the foregoing, if (i) on the Share Delivery Date or (ii) on any Company Delivery Date, the Company shall fail to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's Conversion, as applicable, of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date or the Company Delivery Date, as applicable.

              (B)    Void Conversion Notice; Adjustment of Conversion Price.    If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the sixth (6th) Trading Day after the Share Delivery Date or Company Delivery Date, as applicable, with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice or any applicable Company Conversion Notice, with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice or Company Conversion Notice; provided that the voiding of a Holder's Conversion Notice or Company Conversion Notice, as applicable, shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice or voided Company Conversion Notice, as applicable, and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date or Company Delivery Date, as applicable, and ending on the date such Holder voided the Conversion Notice or Company Conversion Notice, as applicable, subject to further adjustment as provided in this Certificate of Designations.

              (C)    Conversion Failure.    If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date or the Company Delivery Date, as applicable, with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the Holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such Holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3. Notwithstanding anything to the contrary in this Certificate of Designations, a Holder's exclusive remedies for the Company's failure to deliver shares of Common Stock on any Share Delivery Date or any Company Delivery Date shall be as set forth in Section 2(d)(v) and Section 3.

            (vi)    Pro Rata Conversion; Disputes.    Subject to Section 10, in the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(d)(iii).

            (vii)    Mandatory Redemption at Maturity.

            (A)  If any Preferred Share remains outstanding on the Maturity Date, the Company shall redeem such Preferred Share for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Conversion Amount by wire transfer of immediately available funds to an account designated in writing by such Holder.

            (B)  If the Company fails to redeem all of the Preferred Shares outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such Preferred Share, then in addition to any remedy such Holder may have under the Investors Rights Agreement, (1) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (2) any Holder shall have the option to require the Company to convert any or all of such Holder's Preferred Shares and for which the Maturity Date Redemption Price has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price by the Default Conversion Price. If the Company has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be automatically extended for any Preferred Shares until the date the Holders receive such shares of Common Stock or Maturity Date Redemption Price and shall be further extended for any Preferred Shares for as long as (x) the conversion of such Preferred Shares would violate the provisions of Section 7 or (y) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event shall have occurred and be continuing.

            (C)  Other than as specifically permitted by this Certificate of Designations, the Company may not redeem any of the outstanding Preferred Shares and any unpaid Dividends thereon.

            (viii)    Book-Entry.    Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. In connection with any transfer of all or any portion of Preferred Shares held by any Holder, such Holder may physically surrender the certificate representing the

    Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate or certificates of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

      ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

            (ix)    Conversion at the Company's Election.    On any date (the "Conversion Election Date"), so long as (A) the Equity Conditions shall have been satisfied or waived in writing by the applicable Holder from and including the date of the Company Conversion Election Notice (as defined below) through and including the Company Election Conversion Date (as defined below) and (B) on any twenty (20) out of thirty (30) consecutive Trading Days immediately preceding the date of the Company Conversion Election Notice, the Weighted Average Price of the Common Stock exceeds 175% of the Conversion Price (as adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period), the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Preferred Shares be converted (the "Company Conversion Election") at the applicable Conversion Rate; provided, however, that the Company may not consummate more than one (1) Company Conversion in any thirty (30) Trading Day period. The Company shall exercise its right to Company Conversion Election by providing each Holder written notice ("Company Conversion Notice") by facsimile and overnight courier on the Conversion Election Date. The date on which each of such Holders actually receives the Company Conversion Election Notice is referred to herein as the "Company

    Conversion Election Notice Date." If the Company elects to require conversion of some, but not all, of such Preferred Shares then outstanding, the Company shall require conversion of an amount from each Holder equal to the product of (I) the total number of Preferred Shares which the Company has elected to convert multiplied by (II) such Holder's Allocation Percentage (such amount with respect to each Holder of such Preferred Shares being referred to herein as its "Pro Rata Conversion Amount"). In the event that any initial Holder of the Preferred Shares shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Allocation Percentage. The Company Conversion Election Notice shall indicate (x) the aggregate number of such Preferred Shares the Company has selected for conversion, (y) the date selected by the Company for conversion (the "Company Delivery Date"), which date shall be not less than twenty (20) Trading Days or more than sixty (60) Trading Days after the Company Conversion Election Notice Date, and (z) each Holder's Pro Rata Conversion Amount. Subject to the satisfaction of all the conditions of this Section 2(d)(ix), on the Company Election Conversion Date each Holder of Preferred Shares selected for conversion will be deemed to have submitted a Conversion Notice in accordance with Section 2(d)(i) for a number of Preferred Shares equal to such Holder's Pro Rata Conversion Amount. Notwithstanding the above, any Holder may convert such shares (including Preferred Shares selected for conversion hereunder which shall reduce such Holder's Pro Rata Conversion Amount) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company Election Conversion Date. If the Company fails to convert any Conversion Amount on the applicable Company Election Conversion Date, then each Holder shall be entitled to the remedies set forth in Section 2(d)(v).

          (e)    Taxes.

              (i)  Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If the Company is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the affected Holders promptly.

             (ii)  If a Tax Deduction is required by law to be made by the Company, subject to Section 2(e)(i) above, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction including a Tax Deduction applicable to additional sums payable pursuant to this Section 2(e)) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

    As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

            (iii)  In addition, the Company agrees to pay in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes"). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

            (iv)  The obligations of the Company under this Section 2(e) shall survive the Maturity Date of the Preferred Shares and the payment for the Preferred Shares and all other amounts payable hereunder.

          (f)    Adjustments to Conversion Price.    The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

            (i)    Adjustment of Conversion Price upon Issuance of Common Stock.    Subject to the immediately following sentence which relates to issuances occurring within the first nine months following the Initial Issuance Date, if and whenever after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 2(f)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than a price ("Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the Adjusted Price. After the Initial Issuance Date and prior to the nine (9) month anniversary of the Initial Issuance Date, the "Applicable Price" with respect to any issuance or sale by the Company of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) shall be the Market Price; provided that, without the prior written consent of the Required Holders, during such nine (9) month period, the Company shall not issue Common Stock (excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for which it receives proceeds (net of offering expenses, discounts and fees) of more than Fifty Million Dollars ($50,000,000) at a gross per share price below the Market Price. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

              (A)    Issuance of Options.    If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

              (B)    Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

              (C)    Change in Option Price or Rate of Conversion.    If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

              (D)    Calculation of Consideration Received.    In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within ten (10) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

              (E)    Record Date.    If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (ii)    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.    If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased. Notwithstanding the foregoing, the Reverse Split shall result in no adjustment to the Conversion Price.

            (iii)    Other Events.    If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f); and provided further that the Merger and the Reverse Split and all issuances of Common Stock in connection therewith shall not result in any adjustment to the Conversion Price.

          (g)    Notices.

              (i)  Immediately upon any adjustment of the Conversion Price pursuant to Section 2(f), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

             (ii)  The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

            (iii)  The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

          (h)    Additional Preferred Shares; Variable Securities; Dilutive Issuances.    For so long as any Preferred Shares are outstanding, the Company will not, without the prior written consent of the Required Holders, issue any Preferred Shares and the Company shall not issue any other securities that would cause a breach or default under this Certificate of Designations other than those issued pursuant to the Merger, the Offering, the Subsequent Offering (if any) or the Reverse Split. For so long as any Preferred Shares remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Preferred Shares are convertible.

        (3)    Redemption at Option of Holders.

          (a)    Triggering Event.    A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

              (i)  the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period;

             (ii)  the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

            (iii)  the Company's failure to pay to the Holder any amounts when and as due pursuant to this Certificate of Designations, only if such failure continues for a period of at least five (5) Business Days;

            (iv)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

             (v)  the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

            (vi)  any event of default occurs with respect to any Indebtedness of the Company, and any applicable grace periods in such Indebtedness with respect to such event of default shall have expired; provided that if such event of default is waived by the holders of such Indebtedness prior to any Holder taking any action pursuant to this Certificate of Designations, no Triggering Event under this clause (vi) shall be deemed to have occurred.

  Notwithstanding the foregoing, neither the Merger, nor the Offering or the Subsequent Offering (if any), nor the Reverse Split, regardless of when the Merger, the Offering or the Subsequent Offering (if any) occurs, shall be considered a Triggering Event.

          (b)    Redemption Option Upon Triggering Event.    In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Holder (as defined below) and (B) the greater of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Triggering Event, the Closing Sale Price of the Common Stock on the day immediately following such Triggering Event and the Closing Sale Price of the Common Stock on the date the Holder delivers the Notice of Redemption at Option of Holder (the "Redemption Price").

          (c)    Mechanics of Redemption at Option of Holder.    Within one (1) Business Day after the occurrence of a qualifying Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of

  Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

          (d)    Payment of Redemption Price.    Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder the applicable Redemption Price (the "Triggering Event Redemption Date") to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

          (e)    Void Redemption.    In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Notice of Redemption at Option of Holder is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

          (f)    Disputes; Miscellaneous.    In the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

        (4)    Other Rights of Holders.

          (a)    Assumption.    The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing (with the purchase of at least a majority of the outstanding shares of the Company's Common Stock automatically constituting an assumption in writing) all of the obligations of the Company under this Certificate of Designations and the Investors Rights Agreement in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market or an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property)

  issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

          (b)    Purchase Rights.    If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock but excluding the Offering and the Subsequent Offering (if any) (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (c)    Asset Sales.

              (i)  Promptly after the occurrence of an Asset Sale, the Company shall deliver written notice thereof via facsimile and overnight courier (an "Asset Sale Notice") to each of the Holders. At any time after the receipt of the Asset Sale Notice, a Holder may require the Company to redeem, with the Available Asset Sale Proceeds all or any portion of the Preferred Shares held by such Holder by delivering written notice thereof (the "Asset Sale Redemption Notice") to the Company, which Asset Sale Redemption Notice shall indicate the number of such Preferred Shares such Holder is electing to redeem; provided that if the aggregate number amount of Preferred Shares to be redeemed from such Holder and the other Holders with the cash proceeds of an Asset Sale exceed the Available Asset Sale Proceeds for such Asset Sale, the Company shall redeem the Preferred Shares presented for redemption on a pro rata basis with such proceeds. Each Preferred Share subject to redemption by the Company pursuant to this Section 8(e) shall be redeemed by the Company at a price equal to at a price per Preferred Share equal to the greater of (i) the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers an Asset Sale Redemption Notice and (B) the greater of the Closing Sale Price of the Common Stock on the Trading Day following such Asset Sale and the Closing Sale Price of the Common Stock on the date the Holder delivers the Asset Sale Redemption Notice (the "Asset Sale Redemption Price"). The Company shall deliver on the fifth (5th) Business Day (the "Asset Sale Redemption Date") after the Company's receipt of the first Asset Sale Redemption

    Notice the applicable Asset Sale Redemption Price to all Holders that deliver a Asset Sale Redemption Notice prior to such fifth (5th) Business Day after the Company's receipt of the first Asset Sale Redemption Notice.

             (ii)  For so long as any Preferred Shares are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless the Company (or the applicable Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of.

        (5)    Reservation of Shares.

          (a)   The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each such Preferred Share as of the date hereof. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved shall at no time be less than 130% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions); provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by reason of the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

          (b)    Insufficient Authorized Shares.    If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the

  Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

        (6)    Voting Rights.    Subject to Sections 7 and 10, each Holder shall be entitled to the whole number of votes equal to the lesser of (i) the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible based on the Conversion Price on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock and (ii) the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible if the Conversion Price on the record date for the vote or consent of stockholders is deemed to be the Market Price. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

        (7)    Limitation on Beneficial Ownership.    The Company shall not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds the maximum ownership percentage set forth opposite each Holder's name on Exhibit E to the Investors Rights Agreement ("Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Company shall not give effect to any voting rights of the Preferred Shares, and any Holder shall not have the right to exercise voting rights with respect to any Preferred Shares pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 7, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Company shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. Notwithstanding the foregoing, if a Holder has elected "no limit" on Exhibit E to the Investors Rights Agreement, the limitations set forth in this Section 7 shall not be applicable to such Holder.

        (8)    Change of Control Redemption Right; Liquidation, Dissolution, Winding-Up.

          (a)    Change of Control.    No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Change of Control Notice"). At any time during the period (the "Change of Control Period") beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Eligible Holder may require the Company to redeem all or any portion of such Holder's Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the greater of (i) the product of (A) the Change of Control Redemption Premium and (B) the Conversion Amount being redeemed and (ii) (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the share of Common Stock upon consummation of the Change of Control (any such non-cash consideration consisting of marketable securities to be valued at the higher of (x) the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, (y) the Closing Sale Price as of the Trading Day immediately following the public announcement of such proposed Change of Control and (z) the Closing Sale Price as of the Trading Day immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price (the "Change of Control Redemption Price"). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"). To the extent redemptions required by this Section 8(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 8(a), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 8 may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c)(i). The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 8(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder under this Section 8(a) and for which the applicable Change of Control Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Change of Control Redemption Notice"). Upon the Company's receipt of such Void Change of Control Redemption Notice, (i) the Change of Control Redemption Notice shall be null and void with respect to those Preferred Shares subject to the Void Change of Control Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Change of Control Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Change of Control Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Change of Control Redemption Notice is delivered to the Company and ending on the date on which the Void Change of Control Redemption Notice is delivered to the Company.

          (b)    Liquidation.    In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event. Notwithstanding anything to the contrary in this Section 8, but subject to Section 7, until the Liquidation Funds are distributed to the Holders, the Preferred Shares may be converted, in whole or in part, by any Holder into Common Stock pursuant to Section 2(b).

        (9)    Ranking; Issuances of Other Securities.

          (a)    Preferred Rank.    All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company, provided that the maturity date (or any other date requiring redemption or repayment (whether through a scheduled amortization, redemption or otherwise) of such preferred stock) of any such junior preferred stock is not on or before the ninety-first (91st) day following the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith.

          (b)    Issuances of Equity-Linked Securities.    For so long as any Preferred Shares are outstanding, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any Indebtedness of it or its Subsidiaries that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock, Options, Convertible Securities or other Capital Stock of the Company.

        (10)    Limitation on Number of Conversion Shares.    Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (a) obtains stockholder approval as required by the applicable rules of the Principal Market (and any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Holder on the Initial Issuance Date (the "Purchasers") shall be issued, in the aggregate, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares owned by such Purchaser on the Initial Issuance Date and the denominator of which is the aggregate amount of all of the Preferred Shares owned by all of the Purchasers on the Initial Issuance Date (the "Exchange Cap Allocation"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

        (11)    Participation.    Subject to the rights of the holders, if any, of the Pari Passu Shares, the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock.

        (12)    Vote to Change the Terms of or Issue Preferred Shares.    Except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services at cost); (e) pay dividends or make any other distribution on the Common Stock; or (f) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

        (13)    Lost or Stolen Certificates.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

        (14)    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.    Except as otherwise specifically set forth herein, the remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). Except as otherwise specifically set forth herein, no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Except as otherwise specifically set forth herein, nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, except as otherwise specifically set forth herein, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. Notwithstanding anything to the contrary contained herein, no Holder shall be entitled to consequential, indirect or incidental damages hereunder. However, the foregoing shall not in any way limit a Holder from being reimbursed for its costs, fees or expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with any of its rights and remedies hereunder.

        (15)    Construction.    This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

        (16)    Failure or Indulgence Not Waiver.    No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        (17)    Notice.    Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 13(b) of the Investors Rights Agreement.

        (18)    Transfer of Preferred Shares.    A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

        (19)    Preferred Share Register.    The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

        (20)    Stockholder Matters.    Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the TBOC, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the TBOC. This provision is intended to comply with the applicable sections of the TBOC permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

        (21)    Disclosure.    Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

        (22)    SUBORDINATION.

          (a)   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CERTIFICATE OF DESIGNATION OR ANY OTHER AGREEMENT, DOCUMENT, CERTIFICATE, OR INSTRUMENT GIVEN IN CONNECTION WITH, RELATED TO OR AFFECTING THE PREFERRED SHARES, the Company's obligation to make, and the Holders right to receive, any dividend or distribution (whether in cash, securities or other property) or any direct or indirect payment of any kind or character (whether in cash, securities or other property) in consideration for or otherwise in connection the Preferred Shares, including, without limitation, any amortization, retirement, purchase, redemption or other acquisition of any Preferred Share, or any options, warrants or rights to purchase or acquire any Preferred Shares or Common Stock of the Company (collectively, the "Restricted Payments") are strictly junior and fully subordinated to the right of payment held by the holders of the Senior Debt (the "Senior Debt Holders"). If a default (however defined) under any document, instrument, or other agreement in any way related to the Senior Debt, whether such document, instrument, or other agreement exists on the Initial Issuance Date or is entered into after the Initial Issuance Date, exists at the time a Restricted Payment is to be made or would exist as a result of such Restricted Payment being made, (i) the Company shall not make, and no Holder is entitled to receive, any Restricted Payment unless and until the "Payment in Full of the Senior Debt" (as defined below); and (ii) no Holder shall be entitled to ask, demand, sue for, take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property, or by set-off or in any other manner (including without limitation from or by way of collateral) payment of any Restricted Payment unless and until the Payment in Full of the Senior Debt.

          (b)   The subordination of the rights of the Holders to the Senior Debt Holders shall be effective both before and after the commencement of any Insolvency Proceeding (as defined below). All references in this clause 22 to the Company or any of its Subsidiaries shall include such entity as a debtor-in-possession and any receiver or trustee for such entity in any Insolvency Proceeding.

          (c)   As between the Holders and the Senior Debt Holders and without releasing or affecting any of its senior rights as to the Holders, any Senior Debt Holder may, one or more times, in its sole discretion, without notice to or the consent of any Holder, take any action with respect to the Company, any of its Subsidiaries or any of the Senior Debt, including, without limitation, one or more of the following actions: (i) extend credit to the Company or any of its Subsidiaries in such amounts as such Senior Debt Holder may determine or withhold credit from the Company or any of its Subsidiaries; (ii) release, renew or modify the obligations of the Company or any of its Subsidiaries or any other person or entity obligated on any of the Senior Debt; (c) release, exchange, modify, or surrender in whole or in part such Senior Debt Holder's rights with respect to any security for any of the Senior Debt; (d) modify or alter the term, interest rate or due date of any payment of any of the Senior Debt; (e) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with the Company or any of its Subsidiaries; (f) change its manner of doing business with the Company or any of its Subsidiaries or any other person or entity; (g) obtain additional security for the Senior Debt; or (h) impute payments or proceeds of any security furnished for any of the Senior Debt, in whole or in part, to any of the Senior Debt, or retain the payments or proceeds as security for the Senior Debt without applying same toward payment of the Senior Debt. Each Holder waives and releases all claims and defenses arising from any such actions by any holder of Senior Debt, including, without limitation, claims and defenses relating to the inability to collect any Restricted Payment. No Senior Debt Holder will be liable for any action or failure to act under or in connection with any of the documents or instruments evidencing or securing the Senior Debt, it being understood that the decision of whether and when to act and the manner of proceeding under such instruments and documents are within the sole discretion of such Senior Debt Holders, and shall not be affected in any manner by the existence of the Company's obligations hereunder.

          (d)   For purposes hereof, "Payment in Full of the Senior Debt" means the satisfaction of all of the following: (i) the passage of 90 days after the indefeasible and final payment in full in cash of the Senior Debt, (ii) the termination of all hedging transactions with any Senior Debt Holder, (iii) the termination or expiration of all commitments of each Senior Debt Holder to advance funds or issue letters of credit, and (iv) the termination or expiration and return of all letters of credit issued by any Senior Debt Holder. For purposes hereof, "Insolvency Proceeding" means any distribution of all or any of the assets of any entity to creditors of such entity upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief, or composition of such entity or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such entity or otherwise.

* * * * *

        IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by J.P. Bryan, its Chairman of the Board of Directors, as of the [        ] day of [                  ], 2010.

RESACA EXPLOITATION, INC.
By:
	Name:	J.P. Bryan
	Title:	Chairman of the Board of Directors

EXHIBIT I

RESACA EXPLOITATION, INC. CONVERSION NOTICE

        Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Resaca Exploitation, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, no par value (the "Preferred Shares"), of Resaca Exploitation, Inc., a Texas corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

        Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:
Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER—THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

        The Company hereby acknowledges this Conversion Notice and hereby directs [Company transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [                        ] from the Company and acknowledged and agreed to by [Company transfer agent].

RESACA EXPLOITATION, INC.
By:
Name:
Title:

 EXHIBIT B

SELLING SHAREHOLDERS

        The shares of Common Stock being offered by the Selling Shareholders are those issuable to the Selling Shareholders upon conversion of the convertible preferred shares. For additional information regarding the issuance of those convertible preferred shares, see "Issuance of Series A Preferred Stock" above. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for [disclose shareholder relationships] and the ownership of certain shares of Common Stock and the convertible preferred shares, the selling shareholders have not had any material relationship with us within the past three years.

        The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Shareholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Shareholder, based on its ownership of the convertible preferred shares, as of                        , 2010, assuming conversion of all convertible preferred shares held by the selling shareholders on that date without regard to any limitations on conversions.

        The third column lists the shares of Common Stock being offered by this prospectus by the Selling Shareholders.

        In accordance with the terms of an investors rights agreement with the selling shareholders, this prospectus generally covers the resale of at least 130% of the maximum number of shares of Common Stock issuable upon conversion of the convertible preferred shares as of the [first trading day TBD]. Because the conversion price of the convertible preferred shares may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

        Under the terms of the certificate of designations, a Selling Shareholder may not convert the preferred shares to the extent such conversion would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed a percentage specified by the Selling Shareholder of our then outstanding shares of Common Stock following such conversion, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible preferred shares which have not been converted. The number of shares in the second column does not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
[Series A Holder]			0
[Other Series A Holders]

PLAN OF DISTRIBUTION

        We are registering the shares of Common Stock issuable upon conversion of the preferred shares to permit the resale of these shares of Common Stock by the holders of the preferred shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

        The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  sales pursuant to Rule 144;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

        The selling shareholders may pledge or grant a security interest in some or all of the preferred shares or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under

Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the "Securities Act"), amending, if necessary, the list of selling shareholders to include, pursuant to prospectus amendment or prospectus supplement, the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

        We will pay all expenses of the registration of the shares of Common Stock pursuant to the investors rights agreement, estimated to be $ [                        ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

        Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

 Exhibit C

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

  [Company Transfer Agent]

  [Address]

  Attention:

    Re:
    Resaca Exploitation, Inc.

        Ladies and Gentlemen:

        [We are][I am] counsel to Resaca Exploitation, Inc., a Texas corporation (the "Company"), and have represented the Company in connection with that certain Agreement and Plan of Merger (the "Merger Agreement") entered into by and among the Company, Resaca Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and Cano Petroleum, Inc., a Delaware corporation ("Cano"), pursuant to which the Company agreed to issue to the holders (the "Holders") of Series D Convertible Preferred Stock of Cano (the "Cano Preferred Stock") one (1) validly issued, fully paid nonassessable share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company for each share of Cano Preferred Stock. The Company also has agreed entered into an Investors Rights Agreement with the Holders (the "Investors Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined therein) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Investors Rights Agreement, on                        , 2010, the Company filed a Registration Statement on Form S-1 (File No. 333-            ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

        In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

        Subject to the specific prohibitions contained in the Investors Rights Agreement regarding the inability to use the Registration Statement under specific circumstances (the "Registration Statement Limitations"), this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement provided the prospectus delivery requirements, if any, are complied with.

        Subject to the Registration Statement Limitations, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated                        , 20        . This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,
[ISSUER'S COUNSEL]
By:

CC: [LIST NAMES OF HOLDERS]

 EXHIBIT D

IRREVOCABLE TRANSFER INSTRUCTIONS

RESACA EXPLOITATION, INC.

                                    , 20

[Company Transfer Agent]
[Address]

Ladies and Gentlemen:

        In connection with the merger of a wholly-owned subsidiary of Resaca Exploitation, Inc., a Texas corporation (the "Company"), with and into Cano Petroleum, Inc., a Delaware corporation, the investors named on the Schedule of Holders attached hereto as Exhibit I (collectively, the "Holders") received Series A Convertible Preferred Stock, par value $0.01 per share, (the "Series A Preferred Shares") of the Company, which Series A Preferred Shares are convertible into the Company's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations of the Series A Preferred Shares.

        This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if at all, to issue shares of Common Stock upon conversion of the Series A Preferred Shares (the "Conversion Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

        You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and you have not received a notice from the Company that resale of the Conversion Shares under a registration statement are not permitted at that time (a "No Registered Resale Notice") pursuant to the terms of the Investors Rights Agreement dated as of            , 2010 by and among the Company and the Holders, or (ii) that sales of the Conversion Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement and you have not received a No Registered Resale Notice, then, within three (3) business days after your receipt of a notice of transfer or a Conversion Notice, you shall issue the certificates representing the Conversion Shares and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares shall bear the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED

    IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

        A form of written confirmation from the General Counsel of the Company or the Company's outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

        Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (817) 869-1062.

Very truly yours,
RESACA EXPLOITATION, INC.
By:
Phillip B. Feiner Corporate Secretary, Vice President and General Counsel
THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO this day of , 2010 [Company Transfer agent]

By:

Name:

Title:

Enclosures
cc:
[Legal Counsel]

EXHIBIT I

SCHEDULE OF SERIES A HOLDERS

Name of Series A Holder	Series A Holder Address and Facsimile Number
D. E. Shaw Laminar Portfolios LLC	c/o D E Shaw & Co 120 West 45th Street, 39th Floor New York, NY 10036 Facsimile: 212.845.1628
William Herbert Hunt Trust Estate	1601 Elm Street, Suite 3400 Dallas, TX 75201 Facsimile: 214.880.7101
Investcorp Interlachen Multi-Strategy Master Fund Limited	800 Nicollet Mall, Suite 2500 Minneapolis, MN 55402 Facsimile: 612.659.4457 or 612.659.4401
Investor Company	c/o TD Waterhouse Investor Services, Inc. 77 Bloor St., West 3rd Floor Toronto, Ontario M4Y 1A9 Facsimile: 416.413.3613
Kellogg Capital Group LLC	55 Broadway, 4th Floor New York, NY 10006 Facsimile: 212.380.5665
O'Connor Global Multi-Strategy Alpha Master Limited	c/o UBS O'Connor LLC 1 North Wacker Dr, 32nd Floor Chicago, IL 60606 Facsimile: 312.525.6271
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	c/o Radcliffe Capital Management, L.P. Attn: Chris Hinkel 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004 Facsimile: 610.617.0580
Beth Rose	c/o TD Waterhouse Canada Inc. 282 Lakeshore Rd E, Main Floor Oakville, Ontario L6J 5B2 Facsimile: 905.337.3796
Dundee Securities Corp.	1 Adelaide St E, Ste 2700 Toronto, Ontario M5C 2V9 Facsimile: 416.849.7898
Gundyco	161 Bay St 10th Floor Toronto, Ontario M5J 2S8 Facsimile: 416-594-8749
Brant Investments Limited EIF	Brant Investments Limited c/o Royal Bank Plaza North Tower 200 Bay St., 21st Floor Toronto, Ontario M5J 2J5 Facsimile: 416.955.6518

Name of Series A Holder	Series A Holder Address and Facsimile Number
Bansco & Co. ITF John Hogan	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339
Scotia Capital, Inc.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339
MacDougall, MacDougall & MacTier, Inc.	Place Du Canada 1010 De La Gauchetiere West, Ste 2000 Montreal, Quebec H3B 4J1 Facsimile: 514.871.9254
Bansco & Co. for Nancy Hogan.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339
Jeff Johnson	Burnett Plaza 801 Cherry Street, Suite 3200 Fort Worth, TX 76102 Facsimile: 817.698.0762
GMP Securities LP	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:
GMP Securities LP ITF Donald Cook Carlisle Family Trust	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:
Raymond James LTD ITF Elaine Wilco A/C 1CR-NVVR-0	925 W. Georgia Street Suite 2200 Vancouver, BC V6C 3L2 Facsimile:

 EXHIBIT II

RESACA EXPLOITATION, INC. CONVERSION NOTICE

        Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Resaca Exploitation, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Resaca Exploitation, Inc., a Texas corporation (the "Company"), indicated below into shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

        Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

        [NOTE TO HOLDER—THIS FORM MUST BE SENT CONCURRENTLY TO COMPANY TRANSFER AGENT]

ACKNOWLEDGMENT

        The Company hereby acknowledges this Conversion Notice and hereby instructs [Company Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated                        , 20            from the Company and acknowledged and agreed to by [Company Transfer Agent].

RESACA EXPLOITATION, INC.
By:
Name:
Title:

 EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Company Transfer Agent]
[Address]
Attention:

  Re:
  Resaca Exploitation, Inc.

Ladies and Gentlemen:

        [We are][I am] counsel to Resaca Exploitation, Inc., a Texas corporation (the "Company"), and have represented the Company in connection with that certain Agreement and Plan of Merger, dated September 25, 2009 (the "Merger Agreement"), entered into by and among the Company, Cano Petroleum, Inc., a Delaware corporation ("Cano"), and Resaca Acquisition Sub, Inc., a Delaware corporation (the "Merger Sub"), pursuant to which the Company issued to the holders of Series D Convertible Preferred Stock of Cano (collectively, the "Holders") Series A Convertible Preferred Stock , par value $0.01 per share, of the Company (the "Preferred Shares") which are convertible into the Company's common stock, $0.01 par value (the "Common Stock"). Pursuant to the Merger Agreement, the Company also has entered into an Investors Rights Agreement with the Holders (the "Investors Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Investors Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Investors Rights Agreement, on                                                 , 2010, the Company filed a Registration Statement on Form S-1 (File No. 333-                                    ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

        In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

        Subject to the specific prohibitions contained in the Investors Rights Agreement regarding the inability to use the Registration Statement under specific circumstances (the "Registration Statement Limitations"), this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement provided the prospectus delivery requirements, if any, are complied with. Subject to the Registration Statement Limitations, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated                        , 20            . This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,
[ISSUER'S COUNSEL]
By:
CC: [LIST NAMES OF HOLDERS]

 EXHIBIT E

SCHEDULE OF SERIES A HOLDERS

Name of Series A Holder	Series A Holder Address and Facsimile Number	Maximum Ownership Percentage
D. E. Shaw Laminar Portfolios LLC	c/o D E Shaw & Co 120 West 45th Street, 39th Floor New York, NY 10036 Facsimile: 212.845.1628	9.99%
William Herbert Hunt Trust Estate	1601 Elm Street, Suite 3400 Dallas, TX 75201 Facsimile: 214.880.7101	9.99%
Investcorp Interlachen Multi-Strategy Master Fund Limited	800 Nicollet Mall, Suite 2500 Minneapolis, MN 55402 Facsimile: 612.659.4457 or 612.659.4401	9.99%
Investor Company	c/o TD Waterhouse Investor Services, Inc. 77 Bloor St., West 3rd Floor Toronto, Ontario M4Y 1A9 Facsimile: 416.413.3613	9.99%
Kellogg Capital Group LLC	55 Broadway, 4th Floor New York, NY 10006 Facsimile: 212.380.5665	9.99%
O'Connor Global Multi-Strategy Alpha Master Limited	c/o UBS O'Connor LLC 1 North Wacker Dr, 32nd Floor Chicago, IL 60606 Facsimile: 312.525.6271	9.99%
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	c/o Radcliffe Capital Management, L.P. Attn: Chris Hinkel 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004 Facsimile: 610.617.0580	4.99%
Beth Rose	c/o TD Waterhouse Canada Inc. 282 Lakeshore Rd E, Main Floor Oakville, Ontario L6J 5B2 Facsimile: 905.337.3796	9.99%
Dundee Securities Corp.	1 Adelaide St E, Ste 2700 Toronto, Ontario M5C 2V9 Facsimile: 416.849.7898	9.99%
Gundyco	161 Bay St 10th Floor Toronto, Ontario M5J 2S8 Facsimile: 416-594-8749	9.99%

Name of Series A Holder	Series A Holder Address and Facsimile Number	Maximum Ownership Percentage
Brant Investments Limited EIF	Brant Investments Limited c/o Royal Bank Plaza North Tower 200 Bay St., 21st Floor Toronto, Ontario M5J 2J5 Facsimile: 416.955.6518	9.99%
Bansco & Co. ITF John Hogan	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339	9.99%
Scotia Capital, Inc.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339	9.99%
MacDougall, MacDougall & MacTier, Inc.	Place Du Canada 1010 De La Gauchetiere West, Ste 2000 Montreal, Quebec H3B 4J1 Facsimile: 514.871.9254	9.99%
Bansco & Co. for Nancy Hogan.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339	9.99%
Jeff Johnson	Burnett Plaza 801 Cherry Street, Suite 3200 Fort Worth, TX 76102 Facsimile: 817.698.0762	No limit
GMP Securities LP	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:	9.99%
GMP Securities LP ITF Donald Cook Carlisle Family Trust	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:	9.99%
Raymond James LTD ITF Elaine Wilco A/C 1CR-NVVR-0	925 W. Georgia Street Suite 2200 Vancouver, BC V6C 3L2 Facsimile:	9.99%

QuickLinks

  Exhibit 10.2
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF RESACA EXPLOITATION, INC.
EXHIBIT B SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
Exhibit C FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT
EXHIBIT D IRREVOCABLE TRANSFER INSTRUCTIONS RESACA EXPLOITATION, INC. , 20
EXHIBIT I SCHEDULE OF SERIES A HOLDERS
EXHIBIT II RESACA EXPLOITATION, INC. CONVERSION NOTICE
EXHIBIT III FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT
EXHIBIT E SCHEDULE OF SERIES A HOLDERS